UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 21, 2013

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on May 21, 2013. At the annual meeting, there were 76,704,275 shares of the Registrant’s common stock entitled to vote, and a quorum was represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1.     Proposal to elect seven members of the Registrant’s Board of Directors.

Director	For	Against	Abstain
Scott Jarus	32,438,708	--	3,249,154
R. D. Pete Bloomer	30,557,681	--	5,130,181
Eduard Albert Jaeger	35,266,752	--	421,110
Vane P. Clayton	33,777,429	--	1,910,433
David Jacobs	35,266,752	--	421,110
Michael A. DiGregorio	35,266,452	--	421,410
Charles H. Giffen	35,266,452	--	421,410

2.     Proposal to ratify the appointment of EFP Rotenberg, LLP as the Registrant’s independent accountants for the year ending December 31, 2013.

For	Against	Abstain
55,856,748	1,800,926	1,698,042

3.     Proposal to approve, through an advisory vote, the compensation of the Registrant’s executives.

For	Against	Abstain
31,475,281	2,618,649	1,593,932

4.     Proposal to approve, through an advisory vote, the Registrant’s presentation at each annual meeting of stockholders of a proposal to approve the compensation of the Registrant’s executives.

For	Against	Abstain
33,015,912	2,467,481	204,469

In light of the foregoing the Registrant will include, on an annual basis, a stockholder advisory vote on the compensation of its executives in its proxy statement until the next required advisory vote on the frequency of stockholder advisory votes on the compensation of executives.

5.     Proposal to approve an amendment to the Registrant’s 2006 Stock Incentive Plan, as amended, to increase the number of shares of the Registrant’s common stock available for issuance pursuant to equity awards granted thereunder from 13,000,000 to 16,000,000.

For	Against	Abstain
31,924,468	3,758,394	421,410

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: May 28, 2013	By:	/s/ Thomas Kreig
Thomas Kreig,
Senior Vice President of Finance

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